EXHIBIT 99.2

WARREN RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the Year Ended December 31, 2006 and for the Six Months Ended June 30, 2007

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties (“Properties”) by Warren Resources, Inc. (“Warren”) on June 20, 2007 and June 30, 2007, effective as of April 1, 2007. The pro forma condensed statements of operations are presented to show income from continuing operations as if the Properties acquisition had occurred as of January 1, 2006.

Warren adopted the full cost method of accounting for its oil and gas properties on April 1, 2007.  Previously, Warren followed the successful efforts method of accounting for its oil and gas activities.  Warren’s financial results have been retroactively restated to reflect the full cost method of accounting. As prescribed by full cost accounting rules, all costs associated with property acquisition, exploration and development activities are capitalized. Exploration and development costs include dry hole costs, geological and geophysical costs, direct overhead related to exploration and development activities and other costs incurred for the purpose of finding oil and gas reserves. Salaries and benefits paid to employees directly involved in the exploration and development of oil and gas properties as well as other internal costs that can be specifically identified with acquisition, exploration and development activities are also capitalized. Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized. The sum of net capitalized costs and estimated future development and dismantlement costs are depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Properties acquisitions occurred on the date referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma combined financial statements should be read in conjunction with notes thereto, Warren’s Annual Report on Form 10-K for the year ended December 31, 2006 and the financial statements included herein.

Warren Resources, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2006

	Historical
	Successful	Full Cost	Historical	Properties
	Efforts	Adjustments	Full Cost	Adjustments	Pro Forma

Revenues
Oil and gas sales	$31,264,379	$—	$31,264,379	$5,970,527	$37,234,906
Turnkey contracts with affiliated partnerships	1,621,462	(1,621,462)	—	—	—
Oil and gas sales from marketing activities	2,329,945	(2,329,945)	—	—	—
Well services	1,029,442	(1,029,442)	—	—	—
Net gain on investments	92,191	—	92,191	—	92,191
Interest and other income	4,765,303	—	4,765,303	—	4,765,303

	41,102,722	(4,980,849)	36,121,873	5,970,527	42,092,400

Expenses
Production & exploration	13,709,966	(675,004)	13,034,962	4,804,198	17,839,160
Turnkey contracts	1,001,397	(1,001,397)	—	—	—
Cost of marketed oil and gas purchased from affiliated partnerships	2,254,820	(2,254,820)	—	—	—
Well services	990,033	(990,033)	—	—	—
Depreciation, depletion, amortization and impairment	11,711,640	(5,455,096)	6,256,544	588,402	6,844,946
General and administrative	9,903,193	—	9,903,193	—	9,903,193
Interest	399,464	—	399,464	—	399,464

	39,970,513	(10,376,350)	29,594,163	5,392,599	34,986,762

Income before provision for income taxes	1,132,209	5,395,501	6,527,710	577,928	7,105,638

Deferred income tax expense	93,000	—	93,000	—	93,000

Net Income before dividends and accretion on preferred shares	1,039,209	5,395,501	6,434,710	577,928	7,012,638

Less dividends and accretion on preferred shares	356,867	—	356,867	—	356,867

Net Income applicable to common stockholders	$682,342	$5,395,501	$6,077,843	$577,928	$6,655,771

Earnings (loss) per share - Basic	$0.01		$0.11		$0.13
Earnings (loss) per share - Diluted	0.01		0.11		0.12

Weighted average common shares outstanding - Basic	52,966,115		52,966,115		52,966,115
Weighted average common shares outstanding - Diluted	54,511,578		54,511,578		54,511,578

Warren Resources, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2007

	Historical	Adjustments	Pro Forma
Revenues
Oil and gas sales	$22,828,728	$1,744,898	24,573,626
Interest and other income	1,421,545	—	1,421,545
Net gain (loss) on investments	(22,270)	—	(22,270)

	24,228,003	1,744,898	25,972,901

Expenses
Production & exploration	9,180,799	961,249	10,142,048
Depreciation, depletion and amortization	4,590,303	415,953	5,006,256
General and administrative	5,631,673	—	5,631,673
Interest	588,123	—	588,123

	19,990,898	1,377,201	21,368,100

Income before provision for income taxes	4,237,105	367,697	4,604,801

Deferred income tax expense	25,000	—	25,000

Income before dividends and accretion on preferred shares	4,212,105	367,697	4,579,801

Less dividends and accretion on preferred shares	134,068	—	134,068

Net income applicable to common stockholders	$4,078,037	$367,697	$4,445,733

Earnings per share - Basic	$0.08		$0.08
Earnings per share - Diluted	$0.07		$0.08

Weighted average common shares outstanding - Basic	54,185,219		54,185,219
Weighted average common shares outstanding - Diluted	55,256,293		55,256,293

WARREN RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENTS OF OPERATIONS

Note 1. General

Warren Resources, Inc. (the “Company” or “Warren”), was originally formed on June 12, 1990 for the purpose of acquiring and developing oil and gas properties. The Company is incorporated under the laws of the state of Maryland. The Company’s properties are primarily located in Wyoming, California, New Mexico, North Dakota and Texas. Prior to June 30, 2007, the Company served as the managing general partner (the “MGP”) to affiliated partnerships and joint ventures.

The accompanying unaudited pro forma combined financial statements give effect to the acquisition of certain oil and  natural gas properties  (the “Properties” ) from seven separate sellers pursuant to Asset Purchase Agreements dated June 20, 2007 and June 30, 2007, respectively. The unaudited pro forma combined statements of operations are presented to show income from continuing operations as if the Properties acquisition had occurred as of January 1, 2006.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 is based on the historical financial statements of Warren for the year ended December 31, 2006 which were originally filed using the successful efforts method of accounting for oil and gas assets. Effective April 1, 2007, Warren converted to the full cost method and thereafter the financial information for the year ended December 31, 2006 has been adjusted to reflect this conversion. The unaudited pro forma combined statement of operations for the six months ended June 30, 2007 is based on the historical financial statements of Warren for the six months ended June 30, 2007 under the full cost method of accounting for oil and gas assets.

Note 2. Unaudited Pro Forma Combined Statement of Operations Adjustments for the Year Ended December 31, 2006 and the Six Months Ended June 30, 2007

The pro forma combined statement of operations for the year ended December 31, 2006 contain a column entitled “Successful Efforts”, which was the accounting method used by Warren for oil and gas assets for the year ended December 31, 2006. Commencing April 1, 2007, Warren adopted the “Full Cost” method of accounting for oil and gas assets.

The second column entitled “Adjustments” reflects the adjustments between the Successful Efforts method and the Full Cost method as discussed in the introductory section to the pro forma financial information.

The third column reflects the unaudited statement of operations for Warren for the year ended December 31, 2006 under the Full Cost Method.

The fourth column entitled “Properties Adjustments” reflect the effects of the acquisitions of the Properties, which contains only the revenue and direct operating expenses of the Properties and the additional depreciation, depletion and amortization applicable to the Properties from January 1, 2006 through June 30, 2007. The Company’s total purchase was $54.9 million, all of which is included in the amortizable balance of oil and gas properties, with assumed amortization at the Company’s historical amortization rate of $1.38/Mcfe for the year ended December 31, 2006 and $1.47/Mcfe for the six months ended June 30, 2007.